Exhibit 99.h(xviii).

Amendment No. 1

To

Transfer Agency Agreement

This Amendment No. 1 To Transfer Agency Agreement, executed as of November 14, 2017, and effective as of August 4, 2017 (“Amendment No. 1”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and Baillie Gifford Funds (the “Investment Company”).

Background

BNYM and the Investment Company previously entered into the Transfer Agency Agreement, dated as of September 1, 2014 (“Original Agreement”). The parties wish to amend the Original Agreement as set forth in this Amendment No. 1.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.                                      Modifications to Original Agreement. The Original Agreement is hereby amended by deleting Schedule B in its entirety and replacing it with the Schedule B attached to Amendment No. 1, effective as of August 4, 2017, between BNYM and the Investment Company.

2.                                      Adoption of Amended Agreement by New Funds. Each Fund that has been added to Schedule B by virtue of this Amendment No. 1 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 1, it becomes and is a party to the Original Agreement as amended by this Amendment No. 1 (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Fund” has the same meaning in this Amendment No. 1 as it has in the Original Agreement.

3.                                      Remainder of Original Agreement. Except as specifically modified by this Amendment No. 1, all terms and conditions of the Original Agreement shall remain in full force and effect.

4.                                      Governing Law. The governing law of the Original Agreement shall be the governing law of this Amendment No. 1.

5.                                      Entire Agreement. This Amendment No. 1 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement.

6.                                      Facsimile Signatures; Counterparts. This Amendment No. 1 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 1 or of executed signature pages to this Amendment No. 1 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 1.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Anthony Ong

Name:	Anthony Ong

Title:	Vice President

Baillie Gifford Funds
On its own behalf and on behalf of each Fund, each in its individual capacity, and not on behalf of any other Fund

By:	/s/ Lesley-Anne Archibald

Name:	Lesley-Anne Archibald

Title:	Vice President

SCHEDULE B

(Dated: August 4, 2017)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency Agreement dated as of September 1, 2014 between BNY Mellon Investment Servicing (US) Inc. and Baillie Gifford Funds.

Portfolios

The International Equity Fund:

The International Equity Fund – Institutional Class **

The International Equity Fund Class 1*

The International Equity Fund Class 2

The International Equity Fund Class 3

The International Equity Fund Class 4

The International Equity Fund Class 5

The International Equity Fund Class K * *

The International Choice Fund:

The International Choice Fund Class 1*

The International Choice Fund Class 2

The International Choice Fund Class 3

The International Choice Fund Class 4

The International Choice Fund Class 5

The EAFE Fund:

The EAFE Fund – Institutional Class * *

The EAFE Fund Class l*

The EAFE Fund Class 2

The EAFE Fund Class 3

The EAFE Fund Class 4

The EAFE Fund Class 5

The EAFE Fund Class K * *

The EAFE Choice Fund:

The EAFE Choice Fund – Institutional Class * *

The EAFE Choice Fund Class 1*

The EAFE Choice Fund Class 2

The EAFE Choice Fund Class 3

The EAFE Choice Fund Class 4

The EAFE Choice Fund Class 5

The EAFE Choice Fund Class K * *

The EAFE Pure Fund:

The EAFE Pure Fund – Institutional Class * *

The EAFE Pure Fund Class 1*

The EAFE Pure Fund Class 2

The EAFE Pure Fund Class 3

The EAFE Pure Fund Class 4

The EAFE Pure Fund Class 5

The EAFE Pure Fund Class K * *

The Emerging Markets Fund:

The Emerging Markets Fund – Institutional Class * *

The Emerging Markets Fund Class 1*

The Emerging Markets Fund Class 2

The Emerging Markets Fund Class 3

The Emerging Markets Fund Class 4

The Emerging Markets Fund Class 5

The Emerging Markets Fund Class K * *

The Emerging Markets Bond Fund:

The Emerging Markets Bond Fund Class 1*

The Emerging Markets Bond Fund Class 2*

The Emerging Markets Bond Fund Class 3*

The Emerging Markets Bond Fund Class 4*

The Emerging Markets Bond Fund Class 5*

The Global Alpha Equity Fund

The Global Alpha Equity Fund – Institutional Class * *

The Global Alpha Equity Fund Class 1*

The Global Alpha Equity Fund Class 2

The Global Alpha Equity Fund Class 3

The Global Alpha Equity Fund Class 4

The Global Alpha Equity Fund Class 5

The Global Alpha Equity Fund Class K * *

The U.S. Equity Growth Fund (formerly The North American Equity Fund): ***

The U.S. Equity Growth Fund – Institutional Class (formerly, The North American Equity Fund) * *

The U.S. Equity Growth Fund Class 1 (formerly, the North American Equity Fund)*

The U.S. Equity Growth Fund Class K (formerly, The North American Equity Fund)* *

The Long Term Global Growth Equity Fund:

The Long Term Global Growth Equity Fund – Institutional Class **

The Long Term Global Growth Equity Fund Class 1*

The Long Term Global Growth Equity Fund Class 2

The Long Term Global Growth Equity Fund Class 3

The Long Term Global Growth Equity Fund Class 4

The Long Term Global Growth Equity Fund Class 5

The Long Term Global Growth Equity Fund Class K * *

The Asia Ex Japan Fund: **

The Asia Ex Japan Fund – Class K * *

The Asia Ex Japan Fund – Institutional Class * *

The Positive Change Equity Fund:****

The Positive Change Equity Fund – Institutional Class****

The Positive Change Equity Fund Class K****

The Global Select Equity Fund:****

The Global Select Equity Fund – Institutional Class****

The Global Select Equity Class K****

The International Concentrated Growth Fund: ****

The International Concentrated Growth Fund – Institutional Class****

The International Concentrated Growth Fund Class K****

* Fund and Share Classes closed April 28, 2017. Will not appear on future Schedule B.

** Services commenced April 28, 2017.

*** Fund name changed December 21, 2016.

**** Services expected to commence prior to December 31, 2017.